SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                  FORM 8-K
                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                            September 14, 2000
             Date of Report (date of earliest event reported)

                           Novacon Corporation
           (Exact name of registrant as specified in its charter)

         Delaware                   0-13187                 13-3074570
----------------------------   ------------------------   -------------
State or other jurisdiction   (Commission File Number) (I.R.S. Employer
of incorporation)                                       Identification Number)

5451 Hilltop Avenue, Lake Elmo, MN                              55042
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(Address of principal executive offices)                      (Zip Code)

   Registrant's telephone number, including area code: (651) 704-9160


ITEM 2. Aquisition or Disposition of Assets
Novacon Corporation announced it has executed a Letter of Intent to acquire all the issued and outstanding shares of privately-held Your.Net, Inc., a Minnesota-based business-to-business and business-to-consumer e-Commerce development stage enterprise. Novacon intends to reverse split its currently outstanding shares at an approximate 1:12 ratio and issue and reserve an additional aggregate 18,000,000 shares of common stock to complete the proposed transaction.
Novacon anticipates that Your.Net, Inc. will operate as a wholly-owned subsidiary of Novacon.

Novacon Corporation, Lake Elmo, MN was engaged in the manufacture and distribution of the DIB Drug Infusion Balloon, a proprietary infusion pump technology designed for applications in pain management. On May 3, 2000, Novacon was notified the U.S. District Court, Central District of California, granted I-Flow Corporation, through a final default judgment, a permanent injunction restraining Novacon from importing, manufacturing, and selling its DIB Drug Infusion Balloon in the United States, as well as $1,344,581 in punitive damages.

The proposed transaction is subject to the approval of shareholders of both Novacon Corporation and Your.Net, Inc., and the satisfaction of damages awarded to I-Flow Corporation as described above. Novacon plans to call a special shareholders meeting within the next 45 days to seek shareholder approval of the proposed acquisition of Your.Net, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Business Acquired
None.
(b) Pro Forma Financial Information
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Novacon Corporation

Dated:  September 25, 2000          By: /s/ David P. Lang
                                   --------------------------------
                                    David P. Lang, President and
                                    Chief Executive Officer